EXHIBIT 5



                                November 8, 2001



Westell Technologies, Inc.
750 N. Commons Drive
Aurora, IL  60504

         Re:      Registration Statement on Form S-3 (Reg No. 333-66772)
                  ------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Westell Technologies, Inc. (the "Company") in connection with the above-referenced registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $60,000,000 in aggregate amount of (i) its debt securities ("Debt Securities"), (ii) shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (iii) shares of preferred stock, (iv) depositary shares, (v) subscription rights to purchase Class A Common Stock, preferred stock or Debt Securities, (vi) warrants, (vii) stock purchase contracts, and (viii) stock purchase units (collectively, the "Securities"), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). Each of the Securities will be sold pursuant to an underwriting or purchase agreement, the forms of which will be filed as exhibits to the Registration Statement pursuant to a Form 8-K, to be entered into between the Company and an underwriter to be subsequently appointed.

         In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         We have also assumed that (i) that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and applicable Delaware law, (ii) the


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Westell Technologies, Inc.
November 8, 2001
Page 2


Registration Statement has been effective under the Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto,
(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, and (vii) with respect to shares of Class A Common Stock or preferred stock offered, there will be sufficient shares of Class A Common Stock or preferred stock authorized under the Company's Certificate and not otherwise reserved for issuance.

         Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         1. When the indenture governing the Debt Securities has been duly executed on behalf of the Company and the trustee thereunder (the "Trustee"), and when the Debt Securities have been (a) duly established by the Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         2. With respect to the Class A Common Stock, upon due authorization by Board Action of an issuance of Class A Common Stock, and upon issuance and delivery of the Class A Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Class A Common Stock will be legally issued, fully paid and non-assessable.

         3. With respect to the preferred stock, upon due authorization by Board Action of an issuance of a series of preferred stock, and upon issuance and delivery of the series of preferred stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of the series of preferred stock will be legally issued, fully paid and non-assessable.


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Westell Technologies, Inc.
November 8, 2001
Page 3

         4. With respect to the depositary shares, assuming the (i) taking of Board Action to authorize and approve a deposit agreement in connection therewith and the issuance and terms of the series of preferred stock or preference stock to be issued in connection the depositary shares, (ii) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of preferred stock or preference stock to be issued, (iii) terms of the depositary shares and of their issuance and sale have been duly established in conformity with the terms of the deposit agreement, (iv) due issuance and delivery of such series of preferred stock or preference stock, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and (v) receipts evidencing the depositary shares are duly issued against the deposit of the applicable series of preferred stock or preference stock in accordance with the deposit agreement, such receipts will be validly issued and entitle the holders thereof to the rights specified in the deposit agreement.

         5. With respect to the warrants, when the issuance of the warrants has been duly authorized by Board Action and the warrants have been duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the warrants will be legally issued, fully paid and nonassessable.

         6. With respect to stock purchase contracts, assuming (i) the purchase agreement for the stock purchase contracts has been duly authorized and validly executed and delivered by the parties thereto; (ii) the taking of Board Action to approve and establish the terms of such stock purchase contracts and to authorize and approve the issuance thereof, the terms of the offering thereof and related matters; and (iii) the stock purchase contracts have been duly executed and delivered in accordance with the applicable purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         7. With respect to stock purchase units, assuming (i) the purchase agreement or the stock purchase units has been duly authorized and validly executed by the parties thereto, (ii) the taking of Board Action to approve and establish the terms of the stock purchase units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the stock purchase units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of Directors of the Company (or a committee thereof), then upon


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Westell Technologies, Inc.
November 8, 2001
Page 4

payment of the consideration therefor provided therein, the stock purchase units will be legally issued.

         8. With respect to the subscription rights, upon (i) the taking of appropriate Board Action by the Company to authorize the issuance and sale of the subscription rights, (ii) the valid execution and delivery by the Company and the subscription rights agent appointed by the Company of the applicable subscription rights agreement relating to the subscription rights, (iii) the due execution and delivery in accordance with the applicable subscription rights agreement of the subscription rights or subscription rights certificates representing the subscription rights, and (iv) the issuance and delivery of the subscription rights or subscription rights certificates by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement or in the Prospectus Supplement, the subscription rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         To the extent that the obligations of the Company under the indenture governing the Debt Securities may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture governing the Debt Securities and (ii) that Indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

         We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the General Corporation Law of the State of Delaware.

         We hereby consent to the references to our firm under the caption "Legal Opinions" in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    /s/ McDermott, Will & Emery